                                                                   EXHIBIT 10.1

                   CERTIFICATE OF THE POWERS, DESIGNATIONS,
                         PREFERENCES AND RIGHTS OF THE
                         CUMULATIVE REDEEMABLE SENIOR
                              PIK PREFERRED STOCK
                           PAR VALUE $.01 PER SHARE
                                      OF
                    WILSHIRE FINANCIAL SERVICES GROUP INC.

  Wilshire Financial Services Group Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to
Section 151 of the General Corporation Law of the State of Delaware (the "GCL"), certifies that the Board of Directors of the Corporation, by unanimous written consent adopted as of July 31, 1997 pursuant to Section 141(f) of the GCL, duly adopted the following resolutions:

  WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), to fix by resolution or resolutions the designation of each series of preferred stock, $.01 par value per share (the "Preferred Stock"), the number of shares constituting such series and the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof as may be fixed by resolution or resolutions of the Board of Directors under the GCL;

  WHEREAS, it is the desire of the Board of Directors of the Corporation to authorize a series of preferred stock to be designated the "Cumulative Redeemable Senior PIK Preferred Stock" and to fix the terms of the Cumulative Redeemable Senior PIK Preferred Stock and the number of shares constituting such series for purposes of the private offering and sale thereof to Wilshire Credit Corporation, an affiliate of the Company, in consideration of approximately $400,000 in cash and the assignment of all of Wilshire Credit Corporation=s right, title and interest in and to the obligations of the Corporation and certain of its subsidiaries to pay approximately $27,100,000 to Wilshire Credit Corporation.

  NOW THEREFORE, BE IT RESOLVED that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation there is created a series of preferred stock consisting of Twenty Seven Thousand Five Hundred (27,500) shares of Cumulative Redeemable Senior PIK Preferred Stock, par value $.01 per share.

  1. Designation and Number of Shares. The designation of such series of Preferred Stock, par value $.01 per share, authorized by this resolution shall be Cumulative Redeemable Senior PIK Preferred Stock (the "Senior Preferred Stock"). The number of shares of the Senior Preferred Stock shall be Twenty Seven Thousand Five Hundred (27,500) and no more. Each share of the Senior Preferred Stock shall have a stated value equal to $1,000.

  2. Rank. The Senior Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up and dissolution, rank senior to: (a) any other series of Preferred Stock established by the Board of Directors after the date hereof, the terms of which specifically shall provide that such shares rank junior to the Senior Preferred Stock; (b) all other classes and series of preferred stock established by the Board of Directors, unless the holders of the Senior Preferred Stock shall agree pursuant to Section 7(b) hereof that such shares shall rank pari passu with or senior to the shares of Senior Preferred Stock; and (c) all other equity securities of the Corporation, including the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation (all of the securities of the Corporation which rank junior to the Senior Preferred Stock are at times collectively referred to herein as the "Junior Securities").

  3. Dividends. (a) Subject to Section 3(b) below, the holders of the shares of the Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds at the time legally available therefor, cumulative dividends at the annual rate of One Hundred Forty dollars ($140.00) per share, and no more. Such dividends shall be payable in equal semiannual payments on July 30 and January 31 of each year (or such prorated amount as may be applicable with respect to the first such payment), commencing

January 31, 1998 (each of such dates being a "Dividend Payment Date"). Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date. Each such semiannual dividend shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of the semiannual period in which such dividend may be payable through the Dividend Payment Date with respect to such semiannual period as herein provided. If the Dividend Payment Date is not a business day, the Dividend Payment Date shall be the next succeeding business day. Accumulated unpaid dividends for any past dividend periods may be declared by the Board of Directors and paid on any date, whether or not a regular Dividend Payment Date, fixed by the Board of Directors, to holders of record on the books of the Corporation on such record date as may be fixed by the Board of Directors with respect to such payment.

  (b) Any dividend accruing in respect of the Senior Preferred Stock shall be paid by issuing additional shares of the Senior Preferred Stock at the rate of one thousandth (1/1,000) of a share for each one dollar ($1.00) of such dividend, and the issuance of such additional shares of the Senior Preferred Stock shall constitute full payment of the dividend. Any such shares of the Senior Preferred Stock shall, upon issuance, be fully paid and non-assessable. Dividends payable on the Senior Preferred Stock for any period less than a full semiannual dividend period shall be composed on the basis of a 360-day year and the actual number of days elapsed in the period for which payable.

  (c) (i) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in stock to the holders of such stock), and shall not permit any corporation or other entity controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment or setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid dividends on shares of the Senior Preferred Stock not paid on the dates provided for herein shall have been, or concurrently therewith shall be, paid.

  (ii) Subject to the foregoing provisions of this paragraph 3(c), the Board of Directors may declare and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights, or options exercisable for any of the Junior Securities, and the holders of the shares of the Senior Preferred Stock shall not be entitled to share therein.

  4. Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, for each share held, an amount in cash equal to one thousand dollars ($1,000), plus an amount equal to all accrued but unpaid dividends thereon (without interest) to the date fixed for liquidation (the "Liquidation Value"), before any payment shall be made or any assets distributed to the holders of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of outstanding shares of Senior Preferred Stock or any other series of Preferred Stock having liquidation rights ranking pari passu with the shares of Senior Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the respective amounts which would be payable on such distribution if the amounts to which the holders of outstanding shares of Senior Preferred Stock and of such other series of Preferred Stock are entitled were paid in full.

  (b) For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange, or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the

Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

  5. Redemption. To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem, at its option and at any time, shares of the Senior Preferred Stock, in whole or in part, at a redemption price per share equal to the Liquidation Value thereof on the date fixed for redemption, plus all dividends accrued and unpaid on the Senior Preferred Stock so redeemed up to the date fixed for redemption.

  (b) Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

  (c) No sinking fund payments shall be required to be made by the Corporation in connection with the redemption of the Senior Preferred Stock pursuant to this Section 5.

  6. Procedure for Redemption. (a) In the event that fewer than all of the then outstanding shares of the Senior Preferred Stock are to be redeemed, the shares of Senior Preferred Stock to be redeemed shall be determined by lot, or pro rata as may be determined by the Board of Directors, or by any other method selected by the Board of Directors which is not inconsistent with applicable law.

  (b) In the event the Corporation shall redeem shares of the Senior Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than sixty (60) days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares (and partial shares) of the Senior Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

  (c) Notice having been mailed as provided in Section 6(b), from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Senior Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In the event that fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

  7. Voting Rights. (a) The holders of shares of the Senior Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders, except as otherwise provided in Section 7(b) below or by law.

  (b) The holders of Senior Preferred Stock shall have the right to vote as a separate class on the following matters: (i) the amendment of any of the principal terms of the Senior Preferred Stock; (ii) the authorization, creation, issuance or sale of any class of capital stock ranking senior to or on parity with the Senior Preferred

Stock as to dividends or liquidation preference; or (iii) the merger of the Corporation into or consolidation with another entity or the sale of all or substantially all of the assets of the Corporation to another entity. The affirmative vote of the holders of not less than fifty percent (50%) of the outstanding shares of Senior Preferred Stock shall be necessary to authorize any transaction referenced in subsections (b) (i) through (iii) above. On all matters on which the holders of the Senior Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each full share held.

  8. Restrictions on Dividends and Redemption. Notwithstanding anything contained herein to the contrary, (a) no cash dividends on shares of the Senior Preferred Stock shall be declared by the Board of Directors or paid in cash or set apart for payment by the Corporation and (b) no shares of the Senior Preferred Stock shall be redeemed by the Corporation, in each case at such time as the terms and provisions of the Indenture dates as of August 15, 1997 between the Corporation and Bankers Trust Company prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment, setting apart for payment, or redemption would constitute a breach thereof or a default thereunder, unless the Corporation has obtained the consent of Bankers Trust Company (in its capacity as Trustee thereunder) to the payment or setting apart for payment of such dividends or the redemption of such Senior Preferred Stock; provided, however, that nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Senior Preferred Stock at any time, whether permitted by any of such agreements or not.

  IN WITNESS WHEREOF, Wilshire Financial Services Group Inc. has caused this certificate to be signed by its Chief Executive Officer this 31st day of July, 1997.

                                          WILSHIRE FINANCIAL SERVICES GROUP
                                          INC.

                                                /s/ Andrew A. Wiederhorn
                                          By: _________________________________
                                                  Andrew A. Wiederhorn
                                                 Chief Executive Officer